Exhibit 4.3

SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP
as the Company
SUN COMMUNITIES, INC.
as Guarantor
and
UMB BANK, N.A.
as Trustee
SECOND SUPPLEMENTAL INDENTURE
Dated as of October 5, 2021
to
INDENTURE
Dated as of June 28, 2021
2.300% SENIOR NOTES DUE 2028

TABLE OF CONTENTS
EXHIBITS
Exhibit A:    Form of Note
Exhibit B:    Form of Supplemental Indenture to be entered into by Subsidiary Guarantor

SECOND SUPPLEMENTAL INDENTURE, dated as of October 5, 2021 (this “Supplemental Indenture”), by and among SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a limited partnership duly organized and existing under the laws of the Michigan (the “Company”), SUN COMMUNITIES, INC., a corporation incorporated under the laws of Maryland (“SUI”), and UMB BANK, N.A., a national banking association, as trustee under the Indenture referred to below (in such capacity, the “Trustee”).
RECITALS OF THE COMPANY
WHEREAS, the Company and the Trustee have heretofore entered into an Indenture dated as of June 28, 2021 (the “Original Indenture”) (the Original Indenture, as supplemented from time to time, including without limitation pursuant to this Supplemental Indenture, being referred to herein as the “Indenture”); and
WHEREAS, under the Original Indenture, a new series of Securities may at any time be established by an indenture supplemental to the Original Indenture; and
WHEREAS, the Company proposes to create under the Indenture a new series of Securities; and
WHEREAS, SUI proposes to fully and unconditionally guarantee such new series of Securities; and
NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes (as defined below), as follows:
ARTICLE ONE
Relation to Indenture; Definitions
Section 1.01 Relation to Indenture.
With respect to the Notes, this Supplemental Indenture constitutes an integral part of the Indenture.
Section 1.02 Definitions.
For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.
Section 1.03 General References.
Unless otherwise specified or unless the context otherwise requires, (i) all references in this Supplemental Indenture to Articles and Sections refer to the corresponding Articles and Sections of this Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this Supplemental Indenture.
        Second Supplemental Indenture

ARTICLE TWO
The Series of Securities
Section 2.01.The Form and Title of the Securities.
There is hereby established a new series of Securities designated as the Company’s “2.300% Senior Notes due 2028” to be issued under the Indenture (such Securities being referred to herein as the “Notes”). The Notes shall be substantially in the form attached as Exhibit A hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate or as may be required or appropriate to comply with any laws or with any rules made pursuant thereto or with the rules of any securities exchange or automated quotation system on which the Notes may be listed or traded, or to conform to general usage, or as may, consistently with the Indenture, be determined by the officers executing such Notes, as evidenced by their execution thereof. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture as supplemented by this Supplemental Indenture (including the form of Note attached as Exhibit A hereto (the terms of which are incorporated in and made a part of this Supplemental Indenture for all intents and purposes)).
Section 2.02.Amount.
The aggregate principal amount of the Notes that may be authenticated and delivered pursuant hereto is unlimited. The Trustee shall initially authenticate and deliver Notes for original issue in an initial aggregate principal amount of up to $450,000,000 upon delivery to the Trustee of a Company Order for the authentication and delivery of such Notes. The aggregate principal amount of the Notes to be issued hereunder may be increased at any time hereafter and the series of Securities encompassing the Notes may be reopened for issuances of Additional Notes, upon Company Order, without the consent of any Holder and without any further supplement or amendment to the Original Indenture or this Supplemental Indenture. The Notes issued on the date hereof and any such Additional Notes that may be issued hereafter shall be part of the same series of Securities for all purposes under the Indenture.
Section 2.03.Stated Maturity; First Issuance.
The Stated Maturity of the Notes shall be November 1, 2028. The Notes may be issued on any Business Day on or after October 5, 2021.
Section 2.04.Interest and Interest Rates.
The rate or rates at which the Notes shall bear interest, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date, in each case, shall be as set forth in the form of Note attached as Exhibit A hereto.
    2                Second Supplemental Indenture

Section 2.05.Place of Payment.
As long as any Notes are Outstanding, the Company shall maintain an office or agency in the United States of America where Notes may be presented for payment. Such office or agency shall initially be the office or agency of the Trustee in Houston, Texas.
Section 2.06.Optional Redemption.
At its option, the Company may redeem the Notes, in whole or in part, in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof, at any time or from time to time, at the applicable Redemption Price determined as set forth in the form of Note attached hereto as Exhibit A, in accordance with the terms set forth in the Notes and in accordance with Article Eleven of the Original Indenture. No Notes of $2,000 or less shall be redeemed in part.
Section 2.07.Defeasance and Discharge; Covenant Defeasance.
Article Thirteen of the Original Indenture (as amended and supplemented by this Supplemental Indenture) shall apply to the Notes. Furthermore, each of the covenants set forth in Article Four of this Supplemental Indenture, and the Events of Default specified in clauses (c) and (d) of Section 5.1 of the Original Indenture (as amended by this Supplemental Indenture) shall, in each case, constitute “Additional Defeasible Provisions” (as such term is used in the Original Indenture).
Section 2.08.Global Securities.
The Notes shall initially be issuable in whole or in part in the form of one or more Global Securities. Such Global Securities (i) shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which shall act as Depositary with respect to the Notes, (ii) shall bear the legends applicable to Global Securities set forth in Sections 2.2 and 2.4 of the Original Indenture, (iii) may be exchanged in whole or in part for Securities in definitive form upon the terms and subject to the conditions provided in Section 3.5 of the Original Indenture and in this Supplemental Indenture and (iv) shall otherwise be subject to the applicable provisions of the Indenture.
Section 2.09.SUI Guarantee.
Article Fourteen of the Original Indenture (as amended and supplemented by this Supplemental Indenture, including without limitation Section 3.05 hereof) shall apply to the Notes. For the purposes of the Indenture and the Notes (including without limitation the provisions of the Original Indenture to the extent applicable thereto), SUI hereby agrees to be bound by a Securities Guarantee with respect to the Notes and that SUI shall be a Guarantor of the Notes in accordance with Article Fourteen of the Indenture; provided, however, that such Securities Guarantee granted hereby (i) shall be subject to release as set forth in Article Fourteen of the Indenture and (ii) shall not apply to any obligations under any series of Securities other than the Notes. Such Securities Guarantee of the Notes by SUI will remain in full force and effect notwithstanding any failure to endorse on each Note any notation of such Securities Guarantee.
ARTICLE THREE
Amendments to Original Indenture
With respect to the Notes, the Original Indenture is hereby amended as set forth below in this Article Three; provided, however, that each such amendment shall apply only to the Notes and not to any other series of Securities issued under the Indenture.
    3                Second Supplemental Indenture

Section 3.01.Defined Terms.
Subject to the limitations set forth in the preamble to Article Three of this Supplemental Indenture, Section 1.1 of the Original Indenture is hereby amended by inserting or restating, as the case may be, each of the following defined terms in its appropriate alphabetical position:
“Acquired Debt” means Debt of a Person (a) existing at the time such Person is merged or consolidated with or into, or becomes a Subsidiary of, the Company, or (b) assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to be incurred on the date the acquired Person is merged or consolidated with or into, or becomes a Subsidiary of, the Company or the date of the related acquisition, as the case may be.
“Annual Debt Service Charge” of any Person means, for any period, the interest expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Board of Directors” means:
(a)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(b)    with respect to a partnership, the board of directors of the general partner of the partnership;
(c)    with respect to a limited liability company, the board of managers thereof or if there is no such board, the managing member or members or any controlling committee of managing members thereof; and
(d)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Capital Stock” means:
(a)    in the case of a corporation, corporate stock;
(b)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(d)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.
    4                Second Supplemental Indenture

“Consolidated Income Available for Debt Service” of any Person for any period means Consolidated Net Income of such Person for such period, plus amounts that have been deducted and minus amounts that have been added for, without duplication:
(a)interest expense on Debt;
(b)provision for taxes based on income;
(c)amortization of debt discount, premium and deferred financing costs;
(d)impairment losses and gains on sales or other dispositions of properties and other investments;
(e)property depreciation and amortization;
(f)amortization of right-of-use assets associated with finance leases of property;
(g)credit losses recognized on financial assets and certain other instruments not measured at fair value;
(h)the effect of any non-recurring, non-cash items;
(i)the effect of any non-cash charge resulting from a change in accounting principles in determining Consolidated Net Income of such Person for such period;
(j)amortization of deferred charges;
(k)gains or losses on early extinguishment of Debt;
(l)gains or losses on derivative financial instruments;
(m)gains or losses on sales of investments; and
(n)acquisition expenses; and
(o)with regard to unconsolidated real estate joint ventures, plus amounts which have been deducted and minus amounts which have been added for the activity types referred to above (excluding interest expense) included in arriving at equity in income of unconsolidated entities;
all determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” of a Person for any period means the amount of net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Debt” means, without duplication, with respect to any Person, any indebtedness of such Person in respect of:
(a)borrowed money or evidenced by bonds, notes, debentures or similar instruments;
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(b)indebtedness secured by any Lien on any property or asset owned by such Person, but only to the extent of the lesser of (i) the amount of indebtedness so secured and (ii) the Fair Market Value of the property subject to such Lien;
(c)reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or
(d)any lease of property by such Person as lessee that is required to be reflected on such Person’s balance sheet as a finance lease in accordance with GAAP; provided, however, that in the case of this clause, Debt excludes operating lease liabilities on a Person’s balance sheet in accordance with GAAP.
“Debt” also includes, to the extent not otherwise included, any non-contingent obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another Person (provided that Debt shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof). Notwithstanding the foregoing, with respect to the Company or any Subsidiary of the Company, the term “Debt” shall not include Permitted Non-Recourse Guarantees of the Company or any Subsidiary of the Company until such time as they become primary obligations of, and payments are due and required to be made thereunder by, the Company or any Subsidiary of the Company.
“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
“Second Supplemental Indenture” mean the Second Supplemental Indenture dated as of October 5, 2021 by and among the Company, SUI, and the Trustee, which amends and supplements the Indenture dated as of June 28, 2021 and establishes the Notes as a series of Securities thereunder.
“Issue Date” means the first date on which any Notes are issued.
“Lien” means any mortgage, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement, pledge, security interest, security agreement or other encumbrance of any kind.
“Non-Recourse Debt” of any Person means Debt of a Subsidiary of such Person (or an entity in which such Person is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of such Person (or entity in which such Person is the general partner or managing member) that is the borrower and is non-recourse to such Person or any Subsidiary of such Person (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of such Person (or entity in which such Person is the general partner or managing member) that is the borrower); provided, further, that, if any such Debt is partially recourse to such Person or any Subsidiary of such Person (other than pursuant to a Permitted
    6                Second Supplemental Indenture

Non-Recourse Guarantee and other than with respect to the Subsidiary of such Person (or entity in which such Person is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.”
“Notes Guarantee” means any guarantee of the obligations of the Company under the Notes and this Indenture (with respect to the Notes, and not with respect to any other series of Securities) by SUI or any Subsidiary Guarantor, pursuant to Article Fourteen of this Indenture.
“Notes Guarantor” means each Person bound by a Notes Guarantee, pursuant to Article Fourteen of this Indenture.
“Notes” means the Securities designated as “2.300% Senior Notes due 2028” and issued by the Company, in each case, pursuant to the Indenture dated as of June 28, 2021 by and between the Company and the Trustee, as amended and supplemented pursuant to the Second Supplemental Indenture.
“Permitted Non-Recourse Guarantees” of any Person means customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements and carve-out guarantees) provided under Non-Recourse Debt in the ordinary course of business by such Person or any Subsidiary of such Person in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of such Person (or entity in which such Person is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to such Person or any of such Person’s other Subsidiaries, except for customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements or carve-out guarantees) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to nonrecourse liability).
“Secured Debt” of any Person means Debt secured by a Lien on any property or assets of such Person or any of its Subsidiaries.
“Senior Credit Facility” means the credit facility governed by the Fourth Amended and Restated Credit Agreement, dated as of June 14, 2021, by and among the Company, the lenders party thereto, and Citibank, N.A., as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.
“Significant Subsidiary” of any specified Person means any Subsidiary of such Person in which such Person or any of its Subsidiaries has invested at least $50,000,000 in capital.
“Subsidiary” means, with respect to any specified Person:
(a)    any corporation, association or other business entity (other than a partnership or a limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
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(b)    any partnership or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Subsidiary Guarantee” means the guarantee of the obligations of the Company under the Notes and the Indenture (with respect to the Notes, and not with respect to any other series of Securities) by any of the Subsidiary Guarantors as set forth in Article Fourteen of the Indenture.
“Subsidiary Guarantor” means each Subsidiary of the Company or SUI that, after the Issue Date, executes a supplemental indenture pursuant to which such Subsidiary of the Company or SUI agrees to be obligated under a Subsidiary Guarantee and bound by the terms of the Indenture as a Subsidiary Guarantor of the Notes; provided, however, that any Person constituting a Subsidiary Guarantor of the Notes as described above shall cease to constitute a Subsidiary Guarantor of the Notes when its Subsidiary Guarantee is released in accordance with the terms of the Indenture.
“SUI” means Sun Communities, Inc., a corporation incorporated under the laws of Maryland, and any successor of such Person.
“Total Assets” of a Person means the sum of, without duplication of:
(a)Undepreciated Real Estate Assets of such Person; and
(b)all other assets (other than accounts receivables, right-of-use assets relating to operating leases and non-real estate intangibles) of such Person and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.
“Total Debt” of any Person means, as of any date of determination, the aggregate outstanding principal amount of all Debt of such Person and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between such Person and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of such Person and its Subsidiaries in accordance with GAAP.
“Total Secured Debt” of any Person means, as of any date of determination, the aggregate outstanding principal amount of all Secured Debt of such Person and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between such Person and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of such Person and its Subsidiaries in accordance with GAAP.
“Total Unencumbered Assets” of a Person means the sum of Undepreciated Real Estate Assets of such Person and the value determined on a consolidated basis in accordance with GAAP of all of other assets of such Person and its Subsidiaries (other than accounts receivables, right-of-use assets relating to operating leases and non-real estate intangibles), in each case not
    8                Second Supplemental Indenture

subject to any Lien of any kind securing Debt for borrowed money; provided, however, that “Total Unencumbered Assets” does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.
“Total Unsecured Debt” of a Person means, as of any date of determination, the aggregate outstanding principal amount of all Unsecured Debt of such Person and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between such Person and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of such Person and its Subsidiaries in accordance with GAAP.
“Undepreciated Real Estate Assets” of a Person as of any date means the cost (original cost plus capital improvements) of real estate assets, right-of-use assets associated with leases of property required to be reflected as finance leases on the balance sheet of such Person in accordance with GAAP, and related intangibles of such Person and its Subsidiaries on such date, before depreciation and amortization charges, determined on a consolidated basis in accordance with GAAP; provided, however, that “Undepreciated Real Estate Assets” shall not include right-of-use assets associated with leases of property required to be reflected as operating leases on the balance sheet of such Person in accordance with GAAP.
“Unsecured Debt” of a Person means Debt that is not secured by a Lien on any property or assets of such Person.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.
Section 3.02.Events of Default.
Subject to the limitations set forth in the preamble to Article Three of this Supplemental Indenture, Section 5.1 of the Original Indenture is hereby amended and restated as set forth below):
“Event of Default,” wherever used in this Indenture with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a)    failure to pay interest on any Note when due, continued for 30 days; or
(b)    failure to pay the principal of, or premium, if any, on, any Note when due; or
(c)    failure by the Company or SUI for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then
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outstanding Notes to comply with any of the other agreements of the Company or SUI, respectively, in this Indenture (with respect to the Notes); or
(d)    failure to pay any Debt (other than Non-Recourse Debt) (a) of SUI, the Company or any Subsidiary of SUI or the Company and (b) in an outstanding principal amount in excess of $75,000,000, at final maturity or upon acceleration after the expiration of any applicable grace period, which Debt is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Company from the Trustee (or to us and the Trustee from Holders of at least 25% in principal amount of the outstanding Notes); or
(e)    the Company or SUI or any Significant Subsidiary of the Company or SUI, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors; or
(f)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or SUI or any Significant Subsidiary of the Company or SUI, in an involuntary case, (ii) appoints a Custodian of the Company or SUI or any Significant Subsidiary of the Company or SUI or for all or substantially all of the property of the Company or SUI or any Significant Subsidiary of the Company or SUI, or (iii) orders the liquidation of the Company or SUI or any Significant Subsidiary of the Company or SUI; and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days; or
(g)    except as permitted by this Indenture, any Notes Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Notes Guarantor, or any Person acting on behalf of any Notes Guarantor, denies or disaffirms the obligations of a Notes Guarantor under its Notes Guarantee, except, in each case, by reason of the release of such Notes Guarantee in accordance with provisions of this Indenture.
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Section 3.03.Consolidation, Amalgamation, Merger and Sale.
Subject to the limitations set forth in the preamble to Article Three of this Supplemental Indenture, Article Eight of the Original Indenture is hereby amended and restated as set forth below:
ARTICLE EIGHT
CONSOLIDATION, AMALGAMATION, MERGER AND SALE

Section 8.1.    Company May Consolidate, Etc., Only on Certain Terms.
The Company shall not convert into, or consolidate, amalgamate or merge with or into any other Person or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other Person, unless:
(a)    either: (i) the Company is the surviving Person; or (ii) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than the Company) or to which such sale, conveyance, assignment, transfer, lease or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States of America, any State thereof or the District of Columbia;
(b)    the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than the Company) or the Person to which such sale, conveyance, assignment, transfer, lease or other disposition has been made assumes by an indenture supplemental to this Indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;
(c)    immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
(d)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such conversion, consolidation, amalgamation, merger, sale, conveyance, assignment, transfer, lease or other disposition and such supplemental indenture comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.
Section 8.2.    SUI May Consolidate, Etc., Only on Certain Terms.
SUI shall not consolidate, amalgamate or merge with or into any other Person or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of SUI and its Subsidiaries on a consolidated basis to any other Person (other than SUI or any Notes Guarantor), unless:
(a)    immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default exists; and
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(b)    either:
(i)    SUI is the surviving Person of such consolidation, amalgamation or merger; or
(ii)    the Person acquiring the properties or assets in any such sale, conveyance, assignment, lease or other disposition or the Person formed by or surviving any such consolidation or merger (if other than SUI) assumes all the obligations of SUI under this Indenture with respect to its Notes Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or
(iii)    such transaction or series of transactions results in the release and discharge of SUI’s Notes Guarantee, pursuant to the provisions of Section 14.4 hereof.
Section 8.3    Subsidiary Guarantors May Consolidate, etc., on Certain Terms.
No Subsidiary Guarantor may sell, convey, assign, transfer, lease or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (regardless of whether such Subsidiary Guarantor is the surviving Person), another Person (other than the Company or another Notes Guarantor), unless:
(a)    immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default exists; and
(b)    either:
(i)    such Subsidiary Guarantor is the surviving Person of such consolidation or merger; or
(ii)    the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) unconditionally assumes all the obligations of such Subsidiary Guarantor under this Indenture with respect to its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or
(iii)    such transaction or series of transactions results in the release and discharge of the Subsidiary Guarantee of such Subsidiary Guarantor, pursuant to the provisions of Section 14.4 hereof.
Section 8.4.    Successors Substituted.
(a)    Upon any consolidation, amalgamation or merger of the Company with or into any other Person or any sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis in accordance with Section 8.1, the successor or resulting Person formed by or resulting upon such consolidation, amalgamation or merger (if other than the Company) or to which such sale, conveyance, assignment, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the
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Company in this Indenture, and thereafter, except in the case of a lease, the predecessor Company shall be relieved of all obligations and covenants under this Indenture and the Notes.
(b)    Upon any consolidation, amalgamation or merger of SUI with or into any other Person or any sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of SUI and its Subsidiaries on a consolidated basis in accordance with Section 8.2, the successor or resulting Person formed by or resulting upon such consolidation, amalgamation or merger (if other than SUI) or to which such sale, conveyance, assignment, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, SUI under this Indenture with the same effect as if such successor Person had been named as SUI in this Indenture (with respect to its Notes Guarantee), and thereafter, except in the case of a lease, the predecessor Company shall be relieved of all obligations and covenants under this Indenture (with respect to its Notes Guarantee).
(c)    Upon any consolidation or merger of a Subsidiary Guarantor with or into any other Person or any sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor and its Subsidiaries on a consolidated basis in accordance with the first paragraph of this covenant, the successor or resulting Person formed by or resulting upon such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, conveyance, assignment, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture with the same effect as if such successor Person had been named as such Subsidiary Guarantor in this Indenture, and thereafter, except in the case of a lease, the predecessor Company shall be relieved of all obligations and covenants under this Indenture (with respect to its Securities Guarantee of the Notes).
Section 3.04.Notice of Redemption.
Subject to the limitations set forth in the preamble to Article Three of this Supplemental Indenture, Section 11.4 of the Original Indenture is hereby amended by (i) substituting the number “10” for the number “30” in the first paragraph of such Section and (ii) deleting clause (g) from the second paragraph of such Section.
Section 3.05.Releases of Securities Guarantees.
Subject to the limitations set forth in the preamble to Article Three of this Supplemental Indenture, Article Fourteen of the Original Indenture is hereby amended by adding the following Section 14.4 thereto:
Section 14.4    Releases of Securities Guarantees.
(a)SUI will be released and relieved of any obligations under its Notes Guarantee immediately upon (i) Legal Defeasance with respect to the Notes in accordance with Article Thirteen of this Indenture or satisfaction and discharge of this Indenture with respect to the Notes in accordance with Article Four of this Indenture or (ii) the merger of SUI with and into the Company.
(b)Each Subsidiary Guarantee of a Subsidiary Guarantor will be released immediately, automatically and unconditionally at such time when both (a) no Event of Default
    13                Second Supplemental Indenture

has occurred and is continuing and (b) such Subsidiary Guarantor does not guarantee any Debt of the Operating Partnership or any Subsidiary of the Operating Partnership under the Senior Credit Facility. Furthermore, each Subsidiary Guarantee of a Subsidiary Guarantor will be released immediately, automatically and unconditionally upon:
(i)consummation of any sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Operating Partnership, the Company, or a Subsidiary of the Operating Partnership or of the Company;
(ii)consummation of any sale or other disposition of the Capital Stock of such Subsidiary Guarantor (by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Operating Partnership, the Company, or a Subsidiary of the Operating Partnership or of the Company, if such Subsidiary Guarantor ceases to be a Subsidiary of the Operating Partnership or of the Company as a result of the sale or other disposition;
(iii)liquidation or dissolution of such Subsidiary Guarantor;
(iv)such Subsidiary Guarantor consolidating with, merging into or transferring all of its properties or assets to another Notes Guarantor, and as a result of, or in connection with, such transaction such Subsidiary Guarantor dissolves or otherwise ceases to exist; or
(v)the occurrence of Legal Defeasance or Covenant Defeasance with respect to the Notes (as provided in Article Thirteen of the Indenture) or satisfaction and discharge of the Indenture with respect to the Notes (as provided in Article Four of the Indenture).
(c)The Trustee shall deliver to the Company and any Guarantor an appropriate instrument evidencing and confirming the release of such Guarantor from its Securities Guarantee, upon receipt of a request by the Company or such Guarantor accompanied by an Officers’ Certificate and an Opinion of Counsel, which taken together, state that all conditions precedent in this Section 14.4 to the release of such Securities Guarantee by such Guarantor have been complied with.

    14                Second Supplemental Indenture

ARTICLE FOUR
Additional Covenants
With respect to the Notes, Article Ten of the Original Indenture is hereby amended as set forth below in this Article Four; provided, however, that each such amendment shall apply only to the Notes and not to any other series of Securities issued under the Indenture.
Section 4.01.Limitations on Debt.
Subject to the limitations set forth in the preamble to Article Four of this Supplemental Indenture, Article Ten of the Original Indenture is hereby further amended by adding the following Section 10.6 thereto:
Section 10.6    Limitations on Debt.
(a)Aggregate Debt Test. The Company will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds of the Debt on a pro forma basis, the Company’s Total Debt would be greater than 60% of the sum (without duplication) of:
(i)the Company’s Total Assets as of the last day of the then most recently ended fiscal quarter covered in SUI’s annual or quarterly report most recently furnished or made available to Holders of the Notes or filed with the SEC, as the case may, be prior to the incurrence of such Debt; and
(ii)the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained in connection with the incurrence of such Debt.
(b)Debt Service Test. The Company will not, and will not permit any of its Subsidiaries to, incur any Debt if the ratio of the Company’s Consolidated Income Available for Debt Service to the Company’s Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such Debt is to be incurred would be less than 1.5 to 1.0, calculated on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumptions that:
(i)such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Company or its Subsidiaries since the first day of such four quarter period and the application of the proceeds therefrom, including to refinance other Debt since the first day of such period, had occurred as of the first day of such four quarter period;
(ii)the repayment or retirement of any other Debt by the Company or its Subsidiaries since the first day of such four quarter period had been repaid or retired as of the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period);
    15                Second Supplemental Indenture

(iii)in the case of Acquired Debt or Debt incurred by the Company or any of its Subsidiaries in connection with any acquisition since the first day of such four quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and
(iv)in the case of any acquisition or disposition by the Company or any of its Subsidiaries of any asset or group of assets with a Fair Market Value in excess of $1.0 million since the first day of such four quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition and any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.
If the Debt giving rise to the need to make the calculation described in this Section 10.6 or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate (to the extent such Debt has been hedged to bear interest at a fixed rate, only the portion of such Debt, if any, that has not been so hedged), then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average interest rate that would have been in effect during the entire such period had been the applicable rate for the entire such period.
(c)Maintenance of Total Unencumbered Assets. The Company will not permit at any time its Total Unencumbered Assets to be less than 150% of its Total Unsecured Debt.
(d)Secured Debt Test. The Company will not, and will not permit any of its Subsidiaries to, incur any Secured Debt if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds therefrom on a pro forma basis, Total Secured Debt of the Company is greater than 40% of the sum (without duplication) of:
(i)Total Assets of the Company as of the last day of the then most recently ended fiscal quarter covered in SUI’s annual or quarterly report most recently furnished or made available to Holders of the Notes or filed with the SEC, as the case may, be prior to the incurrence of such Secured Debt; and
(ii)the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any of its Subsidiaries since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such Secured Debt.
For purposes of the covenants set forth in this Section 10.6, Debt shall be deemed to be “incurred” by the Company or any of its Subsidiaries, as the case may be, whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.
Notwithstanding any provision to the contrary, nothing in the covenants set forth in this Section 10.6 shall prevent the incurrence by the Company or any of its Subsidiaries of Debt between or among the Company or any of its Subsidiaries.
    16                Second Supplemental Indenture

Section 4.02.Provisions of Financial Information.
Subject to the limitations set forth in the preamble to Article Four of this Supplemental Indenture, Article Ten of the Original Indenture is hereby further amended by adding the following Section 10.7 thereto:
Section 10.7    Provisions of Financial Information.
(a)Regardless of whether the Company is subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, the Company will deliver to the Trustee and the Holders of the Notes, (i) all quarterly and annual reports of the Company that would be required (pursuant to applicable rules and regulations of the SEC) to be filed with the SEC on Forms 10-Q and 10-K if the Company were subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision (or in lieu of any such report on either such form for any period, the report for such period of SUI on such form) and (ii) all current reports of the Company that would be required (pursuant to applicable rules and regulations of the SEC) to be filed with the SEC on Form 8-K if the Company were subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision (or in lieu of any such report on such form, the report of SUI on such form), in each case within 15 days after the Company files such reports with the SEC or would be required to file such reports with the SEC pursuant to the applicable rules and regulations of the SEC, whichever is earlier.
(b)Reports (i) filed by the Company or SUI with the SEC (and publicly available via the SEC’s EDGAR system) or (ii) publicly available via a website (which may be password protected) hosted by the Company or SUI or a third party, and available to beneficial holders of Notes, shall be deemed to be delivered to the Trustee and the Holders of the Notes as of the time such filing is publicly available via EDGAR or on such website for purposes of this covenant.
(c)The Trustee shall have no obligation whatsoever to determine whether such reports have been filed or are publicly available via EDGAR or on any website. Delivery of such reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the Notes (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).
Section 4.03.Maintenance of Properties.
Subject to the limitations set forth in the preamble to Article Four of this Supplemental Indenture, Article Ten of the Original Indenture is hereby further amended by adding the following Section 10.8 thereto:
Section 10.8    Maintenance of Properties.
The Company will maintain and keep, or cause to be maintained and kept, its properties and the properties of each of its Significant Subsidiaries in good condition, repair, and working order (normal wear and tear, casualty and condemnation excepted) and supplied with all necessary equipment, and will cause to be made all necessary repairs, renewals, replacements, betterments, and improvements as the Company judges necessary to carry on the business of the Company and its Significant Subsidiaries in connection with such properties; provided, however, that the Company and each of its Subsidiaries may (a) remove permanently any property that has
    17                Second Supplemental Indenture

been condemned or suffered casualty loss, (b) discontinue any maintenance or operation of any property if, in the reasonable judgment of the Company, such removal is not disadvantageous in any material respect to the Holders of the Notes, or (c) sell or otherwise dispose of any of such properties for value in the ordinary course of business.
Section 4.04.Payments of Taxes and Other Claims.
Subject to the limitations set forth in the preamble to Article Four of this Supplemental Indenture, Article Ten of the Original Indenture is hereby further amended by adding the following Section 10.9 thereto:
Section 10.9    Payments of Taxes and Other Claims.
The Company will pay or discharge (or, if applicable, cause to be transferred to bond or other security) or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed on the Company or any of its Subsidiaries or the income, profits or property of the Company or any of its Subsidiaries; provided, that the Operating Partnership shall not be obligated by this Section 10.9 to pay or discharge (or transfer to bond or other security), or to cause to be paid or discharged, any tax, assessment or charge (a) (i) the applicability or validity of which is being contested in good faith by the Operating Partnership or any of its Subsidiaries, through appropriate proceedings and (ii) for which the Operating Partnership has established adequate reserves in accordance with GAAP or (b) if the failure to effect such payment or discharge (or to so transfer to bond or other security) is not, in the Operating Partnership’s reasonable judgment, adverse in any material respect to the Holders of the Notes.
Section 4.05.Insurance
Subject to the limitations set forth in the preamble to Article Four of this Supplemental Indenture, Article Ten of the Original Indenture is hereby further amended by adding the following Section 10.10 thereto:
Section 10.10    Insurance.
The Company will, and will cause each of its Significant Subsidiaries to, keep in force insurance policies upon all properties and operations of the Company and its Significant Subsidiaries with financially sound and reputable carriers in industry customary amounts and risk coverage, in accordance with prevailing market conditions and availability.
Section 4.06.Future Guarantors
Subject to the limitations set forth in the preamble to Article Four of this Supplemental Indenture, Article Ten of the Original Indenture is hereby further amended by adding the following Section 10.11 thereto:
Section 10.11    Future Guarantors.
If any Subsidiary of the Company or SUI that is not a Subsidiary Guarantor guarantees any Debt of the Company or any Subsidiary of the Company or SUI under the Senior Credit Facility, then SUI or the Company shall cause such Subsidiary to become obligated as a Subsidiary Guarantor under a Subsidiary Guarantee of the Notes within 30 days after the date that
    18                Second Supplemental Indenture

such Subsidiary guarantees such Debt under the Senior Credit Facility. If required to become a Subsidiary Guarantor pursuant to the immediately preceding sentence, SUI or the Company shall cause such Subsidiary to execute and deliver to the Trustee a supplemental indenture to this Indenture, substantially in the form set forth as Exhibit B to the Second Supplemental Indenture, pursuant to which such Subsidiary shall fully and unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture (but only with respect to the Notes, and not with respect to any other series of Securities) on the terms and subject to the conditions set forth in this Indenture, including without limitation in Article 14 of this Indenture.
ARTICLE FIVE
Miscellaneous
Section 5.01.Certain Trustee Matters.
The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.
The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Notes or any Securities Guarantee or the proper authorization or the due execution hereof or thereof by the Company.
Except as expressly set forth herein, nothing in this Supplemental Indenture shall alter the duties, rights or obligations of the Trustee set forth in the Original Indenture.
Section 5.02.Continued Effect.
Except as expressly supplemented and amended by this Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.
Section 5.03.Governing Law.
This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.
Section 5.04.Counterparts.
This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of signed copies of this Supplemental Indenture by facsimile transmission or emailed portable document format (pdf) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto, and such copies may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or portable document format (pdf) shall be deemed to be their original signatures for all purposes other than authentication of Notes by the Trustee.
    19                Second Supplemental Indenture

Section 5.05.Effect of Headings.
The Article and Section headings in this Supplemental Indenture and the Table of Contents hereof are for convenience only and shall not affect the construction hereof.
(Remainder of Page Intentionally Left Blank)
    20                Second Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the date first written above.
THE COMPANY:
SUN COMMUNITIES OPERATING
LIMITED PARTNERSHIP
By:    Sun Communities, Inc.,
    its general partner
By:    /s/ Karen J. Dearing
Name: Karen J. Dearing
Title: Chief Financial Officer
GUARANTOR:
SUN COMMUNITIES, INC.
By:     /s/ Karen J. Dearing
Name: Karen J. Dearing
Title: Chief Financial Officer

    Signature Page to Second Supplemental Indenture

TRUSTEE:
UMB BANK, N.A.
By:    /s/ Shazia Flores
Name:    Shazia Flores
Title:    Authorized Officer

    Signature Page to Second Supplemental Indenture

EXHIBIT A
[FORM OF FACE OF NOTE]
[If a Global Security, insert—THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]
[If a Global Security, insert—UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP
2.300% Senior Note due 2028
No. _________                                    U.S.$_____________
CUSIP: 866677 AF4
ISIN: US866677AF41
SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP., a Michigan limited partnership (herein called the “Company”, which term includes any successor or resulting Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of _____________________________ United States Dollars on November 1, 2028, and to pay interest thereon from October 5, 2021, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing on ____________________, at the rate of 2.300% per annum, until the principal hereof is paid or made available for payment and at the rate of 2.300% per annum on any overdue principal and premium and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable). The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment are authorized or obligated by law, executive order or regulation to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such interest, which shall be the April 15 or October 15 (regardless of whether a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in such Indenture.
[If a Global Security, insert—Payment of the principal of (and premium, if any) and any such interest on this Security will be made by transfer of immediately available funds to a bank account in the United States of America designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]
[If a Definitive Security, insert—Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or subject to any laws or regulations applicable thereto and to the right of the Company (as provided in the Indenture) to rescind the designation of any such Paying Agent, at the offices of _________________ in the Borough of Manhattan, The City and State of New York, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or transfer to a United States Dollar account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing at least 10 days prior to the payment date); provided, however, that payment of interest may be made at the option of the Company by United States Dollar check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register or by transfer to a United States Dollar account maintained by the payee with a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing by the Record Date prior to the applicable Interest Payment Date).]
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: ______________, ____
SUN COMMUNITIES OPERATING
LIMITED PARTNERSHIP\
By: Sun Communities, Inc.,
its general partner
By:
Name:
Title:
This is one of the Securities of the series designated 2.300% Senior Notes due 2028 referred to in the within-mentioned Indenture.
UMB BANK, N.A.,
as Trustee
By:
Authorized Signatory

[REVERSE OF NOTE]
SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP
2.300% Senior Note due 2028
This Security is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an Indenture, dated as of June 28, 2021, between the Company and UMB Bank, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as amended and supplemented by the Second Supplemental Indenture thereto dated as of October 5, 2021 by and among the Company, Sun Communities, Inc., a Maryland corporation, and the Trustee (such Indenture, as so amended and supplemented being referred to herein as the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, any Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.
This Security is the general, unsecured, unsubordinated obligation of the Company and is guaranteed pursuant to a guarantee by each Person named as a Guarantor in the Indenture. The Securities Guarantee of each such Guarantor is the general, unsecured, unsubordinated obligation of such Guarantor.
This Security is redeemable, in whole or in part, at the Company’s option at any time and from time to time prior to maturity. The Redemption Price for such redemption at any time on or after September 1, 2028 (the “Par Call Date”) will be equal to 100% of the principal amount of this Security or portion hereof to be redeemed, plus accrued and unpaid interest to but not including the Redemption Date. The Redemption Price for such redemption at any time prior to the Par Call Date will be equal to the greater of (a) 100% of the principal amount of this Security or portion hereof to be redeemed, and (b) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest in respect of this Security or portion hereof to be redeemed that would be due if the Securities of this series matured on the Par Call Date (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus, in each case, accrued and unpaid interest to but not including the Redemption Date.
For purposes of determining any Redemption Price for the Securities of this series, the following definitions shall apply:
“Comparable Treasury Issue” means, with respect to any Redemption Date, the U.S. Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Securities of this series to be redeemed, calculated as if the maturity date of such Securities were the Par Call Date (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Securities.
“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.
“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States of America.
“Quotation Agent” means, with respect to any Redemption Date, the Reference Treasury Dealer appointed by the Company.
“Reference Treasury Dealer” means, with respect to any Redemption Date, each of (1) Citigroup Global Markets Inc., (2) J.P. Morgan Securities LLC, and (3) any two other Primary Treasury Dealers selected by the Company; provided, however, that if any of the Reference Treasury Dealers referred to in clause (1) or (2) above ceases to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., Eastern Time, on the third Business Day preceding the notice of such Redemption Date.
“Treasury Rate” means, with respect to any Redemption Date:
(a)the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or
(b)if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
The Treasury Rate shall be calculated by the Company on the third Business Day preceding the notice of the Redemption Date. Any weekly average yields calculated by interpolation or extrapolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. The Trustee shall not be responsible for the calculation of the Treasury Rate.
Unless the Company defaults in payment of the applicable Redemption Price for Securities of this series, on and after the Redemption Date, interest will cease to accrue on this Security or the portions hereof called for redemption.
In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of this Security or (2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and each Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and each Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected (with each series voting as a separate class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and each Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, regardless of whether notation of such consent or waiver is made upon this Security.
No Holder of this Security shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of this series, (b) the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder, (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of this series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.
[If a Global Security, insert—This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture. The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

[If a Definitive Security, insert—As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the offices of _________________ in the Borough of Manhattan, The City of New York or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]
The Securities of this series are issuable only in registered form without coupons in denominations of U.S. $2,000 and any integral multiple of U.S. $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, regardless of whether this Security be overdue, and none of the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.
No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or the Securities Guarantee endorsed thereon, or for any claim based thereon or otherwise in respect thereof, or in any Security or in the Securities Guarantee, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, member, officer, manager or director, as such, past, present or future, of the Company or any Guarantor or of any successor Person, either directly or through the Company or any Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.
This Security shall be governed by and construed in accordance with the laws of the State of New York.
All terms used in this Security that are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

[If a Definitive Security, insert as a separate page—
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please Print or Typewrite Name and Address of Assignee) the within instrument of SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer said instrument on the books of the within-named corporation, with full power of substitution in the premises.
Please Insert Social Security or
Other Identifying Number of Assignee:

Dated:
                            (Signature)

Signature Guarantee: ____________________________________________________________________________
(Participant in a Recognized Signature
Guaranty Medallion Program)
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

[If a Global Security, insert as a separate page—
SCHEDULE OF INCREASES OR DECREASES
IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Depositary

NOTATION OF SECURITIES GUARANTEE
Each Guarantor (which term includes any successor Person in such capacity under the Indenture) has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities of this series and all other amounts due and payable under the Indenture and the Securities of this series by the Company.
The obligations of each Guarantor to the Holders of Securities of this series and to the Trustee pursuant to the Securities Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Securities Guarantee.
Guarantor(s):
SUN COMMUNITIES, INC.
By:
Name:
Title:

EXHIBIT B
[FORM OF SUPPLEMENTAL INDENTURE TO BE ENTERED INTO BY
SUBSIDIARY GURANTORS]
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________ __, 20__, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a limited partnership duly organized and existing under the laws of the Michigan (the “Company”), the other Guarantors (as defined in the Indenture referred to herein), and UMB BANK, N.A., a national banking association, as trustee under the Indenture referred to below (in such capacity, the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company and the Trustee have heretofore entered into an Indenture dated as of June 28, 2021 (the “Original Indenture”) providing for the issuance from time to time of Securities in one or more series;
WHEREAS, the Company, SUN COMMUNITIES, INC., a corporation incorporated under the laws of Maryland (“SUI”), and the Trustee have heretofore entered into a Second Supplemental Indenture dated as of October 5, 2021 (the “Second Supplemental Indenture”), amending and supplementing the Original Indenture and establishing a series of Securities designated as the Company’s “2.300% Senior Notes due 2028 (the “Notes”);”
WHEREAS, the Original Indenture, as amended and supplemented by the Second Supplemental Indenture, provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall fully and unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture (but only with respect to the Notes, and not with respect to any other series of Securities) on the terms and conditions set forth in the Indenture;
WHEREAS, the Original Indenture, as supplemented from time to time, including without limitation pursuant to this Supplemental Indenture, is referred to herein as the “Indenture;” and
WHEREAS, pursuant to Section 9.1 of the Original Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of Notes as follows:
ARTICLE ONE
RELATION TO INDENTURE; DEFINITIONS
SECTION 1.01        Relation to Indenture.
With respect to the Notes, this Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02        Definitions.
For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture, as heretofore amended and supplemented.
SECTION 1.03        General References.
Unless otherwise specified or unless the context otherwise requires, (i) all references in this Supplemental Indenture to Articles and Sections refer to the corresponding Articles and Sections of this Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this Supplemental Indenture.
ARTICLE TWO
SUBSIDIARY GUARANTEE
SECTION 2.01        Agreement To Guarantee.
The Guaranteeing Subsidiary hereby fully and unconditionally guarantees all of the Company’s obligations under the Notes and the Indenture (but only with respect to the Notes, and not with respect to any other series of Securities) on the terms and subject to the conditions set forth in the Indenture, including without limitation in Article 14 of the Indenture.
ARTICLE THREE
MISCELLANEOUS
SECTION 3.01.    Certain Trustee Matters.
The recitals contained herein shall be taken as the statements of the Company and the Guaranteeing Subsidiary, and the Trustee assumes no responsibility for their correctness.
The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Notes or any Securities Guarantee or the proper authorization or the due execution hereof or thereof by the Company.
Except as expressly set forth herein, nothing in this Supplemental Indenture shall alter the duties, rights or obligations of the Trustee set forth in the Original Indenture, as heretofore amended and supplemented.
SECTION 3.02.    Continued Effect.
Except as expressly supplemented and amended by this Supplemental Indenture, the Original Indenture, as heretofore amended and supplemented, shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture, as heretofore amended and supplemented, is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture, in the manner and to the extent herein and therein provided.
SECTION 3.03.    Governing Law.
This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 3.04.    Counterparts.
This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
SECTION 3.05        Effect of Headings.
The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction hereof.
(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the date first written above.
GUARANTEEING SUBSIDIARY:
[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:
COMPANY:
SUN COMMUNITIES OPERATING
LIMITED PARTNERSHIP
By:    Sun Communities, Inc.,
    its general partner
By:
Name:
Title:
GUARANTORS:
SUN COMMUNITIES, INC.
By:
Name:
Title:
[OTHER EXISTING GUARANTORS]
By:
Name:
Title:

TRUSTEE:
UMB BANK, N.A., as Trustee
By:
    Authorized Signatory
B-4